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                                                                   EXHIBIT 28(L)
                                                                   -------------

                              PURCHASE AGREEMENT

   Purchase Agreement dated as of October 27, 2011 between Lincoln Advisors Trust, a business trust organized under the laws of the State of Delaware (the "Trust") on behalf of the Presidential Protected Profile 2010 Fund, Presidential Protected Profile 2020 Fund, Presidential Protected Profile 2030 Fund, Presidential Protected Profile 2040 Fund and Presidential Protected Profile 2050 Fund (the "Funds") and The Lincoln National Life Insurance Company, an Indiana insurance company ("Lincoln Life").

   WHEREAS, the Trust has filed a Registration Statement with the Securities and Exchange Commission ("SEC"), that is not yet effective, to become an investment company under the Investment Company Act of 1940, as amended; and

   WHEREAS, the Trust proposes to issue and sell shares of the Funds' beneficial interest, without par value, to the public pursuant to that Registration Statement on Form N-1A (the "Registration Statement") filed with the SEC;

   NOW, THEREFORE, the Trust and the Lincoln Life agree as follows:

   1. The Trust on behalf of the Funds offers to sell to Lincoln Life, and Lincoln Life agrees to purchase from the Funds, such number of shares of beneficial interest in the Class A, Class C and Class I shares offered by the Funds (the "Shares") as specified in the attached allocation schedule, on a date specified by the Trust, prior to the effective date of the Registration Statement, each Share to be purchased at a net asset value of $10 (with no sales charges or other commissions).

   2. Lincoln Life acknowledges that it is aware that the Shares are not yet registered under the Securities Act of 1933, as amended.

   3. Lincoln Life represents and warrants to the Trust that Lincoln Life is acquiring Shares for investment purposes only and not with a view to resale or further distribution.

   4. Lincoln Life's right under this Purchase Agreement to purchase the Shares is not assignable.

   IN WITNESS WHEREOF, the Trust and Lincoln Life have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

                                         THE LINCOLN NATIONAL LIFE INSURANCE
                                         COMPANY

                                             By:  /s/ Anant Bhalla
                                                  Name: Anant Bhalla
                                                  Title: Senior Vice President

                                         LINCOLN ADVISORS TRUST
                                         on behalf of the Funds

                                             By:  /s/ William P. Flory
                                                  Name: William P. Flory
                                                  Title: Chief Accounting
                                                  Officer

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                                   SCHEDULE A
                                   ----------

FUND                                               SHARES OF BENEFICIAL INTEREST
----                                               -----------------------------

Presidential Protected Profile 2010 Fund
     Class A                                         1,000
     Class C                                         1,000
     Class I                                       198,000

Presidential Protected Profile 2020 Fund
     Class A                                         1,000
     Class C                                         1,000
     Class I                                       198,000

Presidential Protected Profile 2030 Fund
     Class A                                         1,000
     Class C                                         1,000
     Class I                                       198,000

Presidential Protected Profile 2040 Fund
     Class A                                         1,000
     Class C                                         1,000
     Class I                                       198,000

Presidential Protected Profile 2050 Fund
     Class A                                         1,000
     Class C                                         1,000
     Class I                                       198,000